UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2023

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117

(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

US Lighting Group, Inc. will hold its 2023 annual meeting of shareholders on Tuesday, June 13, 2023, starting at 10:00 AM EDT. At the meeting, management will present a business update and our shareholders will be asked to consider and vote on the election of three directors to our board and ratification of the appointment of the company’s independent accounting firm. Only shareholders of record at the close of business on June 1, 2023 are entitled to vote at the meeting. However, anyone is welcome to attend the meeting to learn more about the company. The meeting will be held both virtually and in person at our offices in Euclid, Ohio, although we do expect space at our offices to be limited and encourage participation by Zoom online or by phone.

The meeting, including how shareholders may attend and vote, is described in additional detail in the notice of meeting attached to this Current Report on Form 8-K as Exhibit 20.1 and the company’s press releases dated June 2, 2023 attached as Exhibit 20.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20.1	Notice of Annual Meeting of Shareholders of US Lighting Group, Inc. to Be Held June 13, 2023

Exhibit 20.2	Press Release of US Lighting Group, Inc. dated June 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated June 2, 2023	/s/ Anthony Corpora
	By	Anthony Corpora
Chief Executive Officer

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